UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2016

ROYAL ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52547	11-3480036
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

56 Broad Street, Suite 2, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843) 900-7693

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2016, the board of directors of Royal Energy Resources, Inc. (the “Company”) approved the filing of an Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation consolidates a number of prior amendments to the Company’s Certificate of Incorporation, but does not result in any change to the provisions of its Certificate of Incorporation.

On July 29, 2016, the board of directors of Royal Energy Resources, Inc. approved Amended and Restated By-Laws for the Company. The new By-Laws add a variety of provisions designed to facilitate the Company’s satisfaction of corporate governance standards applicable to company’s listed on registered exchanges, such as NASDAQ, including provisions relating to stockholder proposals, director nominations, and board committees.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation dated July 29, 2016
3.2	Amended and Restated Bylaws dated July 29, 2016

2

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL ENERGY RESOURCES, INC.

Date: July 29, 2016		/s/ William L. Tuorto
	By:	William L. Tuorto, Chief Executive Officer

3